UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 6, 2006, Alliant Techsystems Inc. issued a press release announcing the proposed offering of $300 million of convertible senior subordinated notes.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the offering, ATK is reporting its ratio of earnings to fixed charges for the quarters ended July 2, 2006 and July 3, 2005.  These ratios are furnished as Exhibit 99.2 to this report and are incorporated herein by reference.

ATK has finalized the amount of the accrued benefit payable under ATK’s Supplemental Executive Retirement Plan to Nicholas G. Vlahakis, former Executive Vice President and Chief Operating Officer, upon his retirement from ATK.  The lump sum amount of $3,134,854 was paid in two installments on July 1, 2006 and July 7, 2006.

As of August 30, 2006, ATK had increased its borrowings under its revolving credit facility by approximately $68.5 million since July 2, 2006 in connection with the repurchase of its common stock.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release announcing the proposed offering of $300 million of convertible senior subordinated notes.
99.2	Ratio of Earnings to Fixed Charges for the quarters ended July 2, 2006 and July 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ John L. Shroyer
Name:	John L. Shroyer
Title:	Senior Vice President and Chief Financial Officer

Date:  September 6, 2006